UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 20, 2024

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55247	46-3355876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2311 East Locust Street Ontario, California	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883

Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	FCUV	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2024 and March 22, 2024, Focus Universal Inc. (the “Company”), received two separate letters from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”). The March 20, 2024 letter was notifying the Company that based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets the Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”). In addition, on March 22, 2024, Nasdaq notified the Company that since the Company’s Market Value of Listed Securities (“MVLS”) has fallen below $50,000,000 the Company no longer satisfies the requirements to qualify for the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”). The notification received has no immediate effect on the Company’s Nasdaq listing.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A) and 5810(c)(3)(C) (the “Compliance Period Rule”), the Company has been provided an initial period of 180 calendar days, or until September 16, 2024 and September 18, 2024, (the “Compliance Date”), to regain compliance with the Bid Price Rule and the MVLS Rule, respectively. If, at any time before the Compliance Date, the bid price of the Company’s security is at least $1 for a minimum of ten consecutive business days, the Staff will provide written confirmation of compliance to the Company and this matter will be closed with respect to the Bid Price Rule. Concurrently, if, at any time before the Compliance date the Company’s MVLS is over $50,000,000 or more for a minimum of ten consecutive business days then this matter will be closed with respect to the MVLS Rule.

If the Company is not in compliance with the Bid Price Rule by September 16, 2024, the Company may be afforded a second 180 calendar day period to regain compliance. Pursuant to Rule 5810(c)(3)(A)(i)-(ii), to qualify, the Company would be required to transfer to The Nasdaq Capital Market and then meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. For the MVLS Rule, if the Company does not regain compliance by September 18, 2024, then the Company will be required to transfer to the Nasdaq Capital Market where the MVLS is $35,000,000.

The Company will continue to actively monitor the closing bid price of its common stock and will evaluate available options, including, without limitation, submitting a transfer application to the Nasdaq Capital Market and/or seeking to effect a reverse stock split, in order to resolve the deficiency and regain compliance with the Bid Price Rule and the MVLS Rule. The Company’s common stock will continue to be listed and traded on The Nasdaq Global Market during the first 180-day compliance period that ends on the Compliance Date, subject to the Company’s compliance with the other continued listing requirements of the Nasdaq Global Market.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2024

FOCUS UNIVERSAL, INC.

By:	/s/ Desheng Wang
Name:	Desheng Wang
Title:	Chief Executive Officer

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